CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment No. 48 to Registration Statement No. 033-37577 on Form N-4 and Amendment No. 313 to Registration Statement No. 811-05439 on Form N-4 of our report dated March 24, 2023, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Experts” in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 26, 2023